UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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8X8, INC.

(Name of Registrant as Specified in its Charter)

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Note: PDF provided as a courtesy

8X8, INC.

NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS

JULY 24, 2012

Dear Stockholder:

The 2012 Annual Meeting of Stockholders (the "2012 Annual Meeting") of 8x8, Inc., a Delaware corporation (the "Company"), will be held Tuesday, July 24, 2012, at 2:00 p.m., local time, at the corporate offices of the Company at 810 West Maude Avenue, Sunnyvale, California 94085, for the following purposes:

  To elect five directors to hold office until the 2013 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The nominees are Bryan R. Martin, Guy L. Hecker, Jr., Mansour Salame, Eric Salzman, and Vikram Verma;

  To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2013;

  To approve the Company's 2012 Equity Incentive Plan with 4,100,000 shares of the Company's common stock authorized for issuance under such plan, and to approve the material terms of the 2012 Equity Incentive Plan for purposes of Internal Revenue Code Section 162(m);

  To approve an amendment of the Company's restated certificate of incorporation to increase the number of authorized shares of the Company's common stock from 100,000,000 to 200,000,000 shares; and

  To transact such other business as may properly come before the 2012 Annual Meeting or any adjournment of the 2012 Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on June 4, 2012, are entitled to notice of and to vote at the 2012 Annual Meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the 2012 Annual Meeting in person. However, to ensure your representation at the 2012 Annual Meeting, you are urged to vote as promptly as possible. Any stockholder of record attending the 2012 Annual Meeting may vote in person even if he or she has previously returned a proxy. For ten days prior to the 2012 Annual Meeting, a complete list of stockholders entitled to vote at the 2012 Annual Meeting will be available for examination by any stockholder for any purpose relating to this 2012 Annual Meeting, during ordinary business hours at the Company's corporate headquarters located at 810 West Maude Avenue, Sunnyvale, California 94085.

By Order of the Board of Directors

Bryan R. Martin
Chairman and Chief Executive Officer

Sunnyvale, California
June 22, 2011

8X8, INC.

810 West Maude Avenue
Sunnyvale, California 94085

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by the Board of Directors (the "Board") of 8x8, Inc. (referred to throughout this proxy statement as "8x8," the "Company," "we," "us," and "our"), a Delaware corporation, for use at the 2012 Annual Meeting of Stockholders (the "2012 Annual Meeting") to be held July 24, 2012, at 2:00 p.m., local time, or at any adjournment thereof. The 2012 Annual Meeting will be held at our principal executive offices at 810 West Maude Avenue, Sunnyvale, California 94085. Our telephone number is (408) 727-1885.

This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended March 31, 2012 ("Annual Report") are being mailed on or about July 5, 2012 to all stockholders of our common stock as of the record date of June 4, 2012 (the "Record Date"). On the Record Date, we had 70,751,211 shares of common stock issued and outstanding held in street name or by registered stockholders.

Furthermore, stockholders who wish to view our Annual Report, as filed with the Securities and Exchange Commission, or the SEC, including our audited financial statements, will find it available on the Investor Relations section of our web site at http://www.8x8.com. To request a printed copy of our proxy and Annual Report, which we will provide to you free of charge, either: write to 8x8's Investor Relations Department at 8x8, Inc., 810 West Maude Avenue, Sunnyvale, CA 94085; call us at (866) 587-8516; or email us at 2012@8x8.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2012 ANNUAL MEETING

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the 2012 Annual Meeting, the voting process, our corporate governance, the compensation of our directors and most highly paid executive officers in fiscal 2012, and certain other required information.

Q: What shares can I vote?

A: Each share of 8x8 common stock issued and outstanding as of the Record Date is entitled to vote on all proposals presented at the 2012 Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name.

Q: How many votes am I entitled to per share?

A: Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

Q: Can I attend the 2012 Annual Meeting?

A: You are entitled to attend the 2012 Annual Meeting only if you were an 8x8 stockholder or joint holder as of the Record Date, or if you hold a valid proxy for the 2012 Annual Meeting. You should be prepared to present government-issued photo identification (such as a driver's license or passport) for admittance. If you are not a stockholder of record but hold shares in street name through a broker, trustee or nominee, you should be prepared to provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to June 4, 2012, a copy of the voting instruction card provided by your bank, broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 1:30 p.m. local time, and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the 2012 Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the 2012 Annual Meeting. Shares held beneficially in street name may be voted by you in person at the 2012 Annual Meeting only if you obtain a valid proxy, or "legal proxy," from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2012 Annual Meeting, we recommend that you also submit your voting instructions prior to the meeting to ensure your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the 2012 Annual Meeting?

A: If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the 2012 Annual Meeting in accordance with the instructions included in the proxy statement and proxy. Our Chief Executive Officer and our Chief Financial Officer have been designated by the Board to be the proxy holders for the 2012 Annual Meeting. They will cast votes for Proposal Nos. One, Two, Three, and Four at the meeting in accordance with the direction provided in the proxy.

Q: Can I change my vote?

A: You may change your vote at any time prior to the vote at the 2012 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to 8x8, Inc., Attn: Secretary, 810 West Maude Avenue, Sunnyvale, CA 94085, prior to your shares being voted, or by attending the 2012 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q: How many shares must be present or represented to conduct business at the 2012 Annual Meeting?

A: The quorum requirement for holding and transacting business at the 2012 Annual Meeting is that holders of a majority of the voting power of the issued and outstanding common stock of 8x8 must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q: What is the voting requirement to approve each of the proposals?

A: The voting requirements for the proposals that we will consider at the Annual Meeting are:

- Proposal No. 1-Election of Directors. Directors are elected by a plurality, and the five directors who receive the most votes will be elected to our Board. Shares represented by properly completed and timely submitted proxies will be voted "FOR" the election of the nominees listed in the Notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board may designate.

- Proposal No. 2-Ratification of Appointment of Moss Adams LLP as Independent Registered Public Accounting Firm. An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is necessary for approval of this proposal.

- Proposal No. 3-Approval of 2012 Equity Incentive Plan. An affirmative vote of the holders of a majority of the shares present or reported by proxy and entitled to vote on this proposal at the Annual Meeting will constitute approval of this proposal.

- Proposal No. 4-Approval to amend restated certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares. An affirmative vote of the holders of a majority of the outstanding shares of our common stock will constitute approval of this proposal.

Q: What happens if additional matters are presented at the 2012 Annual Meeting?

A: Other than the items of business described in this proxy statement, we are not aware of any additional business to be acted upon at the 2012 Annual Meeting. If you grant a proxy, the named proxy holders, Bryan Martin and Dan Weirich, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any reason, any of our nominees is not available as a candidate for director, the named proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q: How will votes be counted at the 2012 Annual Meeting?

A: An automated system administered by Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate stockholder votes by proxy instructions submitted by beneficial owners over the Internet, by telephone, or by proxy cards mailed to Broadridge. Our transfer agent, Computershare Investor Services, will tabulate stockholder votes submitted by proxies submitted by stockholders of record other than beneficial owners. The inspector of the election will tabulate votes cast in person at the 2012 Annual Meeting.

Q: How are "broker non-votes" and abstentions treated?

A: Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name") but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, the uncontested election of nominees for the Board, the approval of the 2012 Equity Incentive Plan, and the amendment of the restated certificate of incorporation are non-routine matters under these rules. Brokers that do not receive instructions from the beneficial owners of the shares are entitled to vote only on Proposal No. 2 (the ratification of appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal 2013 audit).

Broker non-votes are considered present but not entitled to vote at the meeting. They will not affect the outcome of the vote on the proposals for the election of director, the ratification of the appointment of Moss Adams LLP, and the approval of the 2012 Equity Incentive Plan at the Annual Meeting because broker non-votes are excluded from the tabulation of votes cast on each proposal. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposals No. 1. However, an abstention will have the same effect as a vote "against" the ratification of the appointment by the Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal 2013 audit under Proposal No. 2, a vote against the approval of the 2012 Equity Incentive Plan under Proposal No. 3, and a vote against the approval of the amendment of the restated certificate of incorporation under Proposal No. 4.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be a representative from the Company.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate proxy card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote using each control number and proxy card that you receive.

Q: Who will bear the cost of soliciting votes for the 2012 Annual Meeting?

A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

PROPOSAL NO. ONE:

ELECTION OF DIRECTORS

Nominees

The Board currently consists of five directors, all of whom have been nominated for re-election at the 2012 Annual Meeting and have agreed to serve if elected.

Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the directors elected at the 2012 Annual Meeting will hold office until the 2013 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of our five nominees named below, all of whom are directors currently serving on the Board. In the event that any of our nominees becomes unable or declines to serve as a director at the time of the 2012 Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The names of the nominees and certain information about each of them are set forth below.

Name	Age	Principal Occupation	Director Since
Bryan R. Martin	44	Chairman of the Board and Chief Executive Officer 8x8, Inc.	2001
Guy L. Hecker, Jr. (1)(2)(3)(4)	80	Retired Major General, USAF	1997
Mansour Salame (3)(4)	41	Managing Member, Truemetrics LLC	2012
Eric Salzman (1)(4)	45	Managing Member, SarniHaan Capital Partners LLC	2012
Vikram Verma (1)(3)	47	President of Strategic Venture Development, Lockheed Martin	2012

(1) Member of the audit committee
(2) Lead director
(3) Member of the compensation committee
(4) Member of the nominating committee

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any of our directors or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

Bryan R. Martin has served as Chairman of the Board since December 2003. Mr. Martin has served as Chief Executive Officer and as a director since February 2002. From March 2007 to November 2008, and again from April 2011 to December 2011, he served as President of the Company. From February 2001 to February 2002, he served as President and Chief Operating Officer and a director of the Company. He served as Senior Vice President, Engineering Operations from July 2000 to February 2001 and as the Company's Chief Technical Officer from August 1995 to August 2000. He also served as a director from January 1998 to July 1999. In addition, Mr. Martin served in various technical roles for the Company from April 1990 to August 1995. He received a B.S. and a M.S. in Electrical Engineering from Stanford University. We believe Mr. Martin's qualifications to serve as a director include his tenure as our Chief Executive Officer and as a member of our Board, his more than 22 years of service to us with extensive experience in the development and sale of communications technologies and services and the 41 United States patents that he holds in the fields of semiconductors, computer architecture, video processing algorithms, videophones and communications.

Major General Guy L. Hecker, Jr. has served as a director since August 1997 and lead director since January 2010. He was the founder of Stafford, Burke and Hecker, Inc., a consulting firm based in Alexandria, Virginia, and served as its President from 1982 to 2008. Prior to his retirement from the United States Air Force in 1982, Major General Hecker's duties included serving as Director of the Air Force Office of Legislative Liaison and an appointment in the Office of the Deputy Chief of Staff, Research, Development and Acquisition for the Air Force. Earlier, he served as a pilot and commander in both fighter and bomber aircraft units, including command of a bomber wing and an air division. During his Air Force career, Major General Hecker was awarded a number of military decorations, including the Air Force Distinguished Service Medal, the Silver Star, the Legion of Merit (awarded twice) and the Distinguished Flying Cross. He currently serves on the board of directors of NavCom Defense Electronics and The Citadel Foundation. Major General Hecker received a B.A. from The Citadel, an M.A. in International Relations from George Washington University, an honorary Ph.D. in military science from The

Citadel and completed the management development program at Harvard Business School. We believe that Major General Hecker's qualifications to serve on the Board include his extensive business and investing experience, including the founding of a successful business at Stafford, Burke and Hecker after retiring from the Air Force and his involvement in venture capital investing including being an initial investor in Micron Computer, a subsidiary of Micron Technology, Inc., prior to its initial public offering and a director and principal shareholder of NavCom Defense Electronics since its founding in 1984.

Mansour Salame has served as a director since January 2012. He was the founder of Contactual, Inc., a cloud-based contact center provider the Company acquired in September 2011. Since 2003, Mr. Salame served as either the Chairman or Chief Executive Officer of Contactual, Inc. Prior to Contactual, Inc., Mr. Salame founded NextAge Technologies which was acquired by Alcatel in 1998 and worked at Genesys Telecommunications Laboratories, Inc. and as a consultant at Anderson Consulting (now Accenture). Mr. Salame has a Masters of Science degree in electrical engineering from Stanford University and a Bachelor of Science degree in electrical engineering from Northwestern University. We believe Mr. Salame's qualifications to serve as a director include his successful track record of founding and selling two companies in the contact center space, a market in which we actively participate, as well as his expertise in technology and his background as a consultant.

Eric Salzman has served as a director since February 2012. From August 2011 to present, Mr. Salzman has been the Managing Member of SarniHaan Capital Partners LLC. Prior to SarniHaan Capital Partners LLC, Mr. Salzman spent several years at Lehman Brothers Holdings, Inc. including as Managing Director in the Private Equity and Principal Investing Group as well as Managing Director in the Global Trading Strategies Division. Mr. Salzman has a B.A. Honors from the University of Michigan and a MBA from Harvard University. We believe Mr. Salzman's qualifications to serve as a director include his 20 years of experience working in the financial services industry, his investment experience in the telecommunications industry and his past experience working in private equity.

Vikram Verma has served as a director since January 2012. From 2008 to present, Mr. Verma has been the President of Strategic Venture Development at Lockheed Martin. Prior to 2008, Mr. Verma was Chief Executive Officer of Savi Technology, Inc., a leader in RFID-based tracking and security solutions and a pioneer in managed service offerings for government and commercial logistic applications, which was acquired by Lockheed Martin in 2006. Mr. Verma holds a B.S degree from the Florida Institute of Technology, an M.S.E degree from University of Michigan and a graduate degree in electrical engineering from Stanford University. He has also attended executive management programs at the Harvard Business School, Stanford Graduate School of Business and the University of California at Berkley Haas School of Business. He has been granted eight patents and has won numerous other accolades including being named one of 40 "Technology Pioneers" by the World Economic Forum in Davos, Switzerland. We believe Mr. Verma's qualifications to serve as a director include his experience leading Savi Technology, Inc. through its rapid growth and eventual sale to Lockheed Martin and his expertise in new venture development.

Vote Required and Recommendation

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as directors.

The Board unanimously recommends that the stockholders vote "FOR" the election of the nominees set forth above.

PROPOSAL NO. TWO:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee of the Board is directly responsible for the appointment of our independent registered public accounting firm. The audit committee has appointed Moss Adams LLP, Independent Registered Accounting Firm, to audit our financial statements for the fiscal year ending March 31, 2013. The Board proposes that the stockholders ratify this appointment. The audit committee understands the need for Moss Adams LLP to maintain objectivity and independence in its audits of our financial statements.

The audit committee retained Moss Adams LLP to audit our consolidated financial statements for fiscal 2012 and the audit committee retained Moss Adams LLP to provide other auditing and non-auditing services in fiscal 2012. The audit committee has reviewed all non-audit services provided by Moss Adams LLP and has concluded that the provision of such services was compatible with maintaining Moss Adams LLP's independence in the conduct of its auditing functions.

To help ensure the independence of the independent registered public accounting firm, the audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm. The audit committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full audit committee at its next regularly scheduled meeting.

The following table sets forth the aggregate fees billed to us by Moss Adams LLP for the fiscal years ended March 31, 2012 and 2011:

Service Categories	Fiscal 2012	Fiscal 2011
Audit fees (1)	$401,500	$337,000
Audit-related fees (2)	4,500	-
Tax fees	-	-
Total	$406,000	$337,000
(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of the effectiveness of our internal control over financial reporting, and review of the interim consolidated financial statements included in quarterly reports.

(2)	Audit-related fees consist of fees for auditor consents of the Form S-8 filed in fiscal 2012.

Vote Required and Recommendation

The ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for fiscal 2013 will require the affirmative vote of holders of a majority of the shares entitled to vote on this matter. Votes withheld will be counted for purposes of determining the presence or absence of a quorum, but are not counted as affirmative votes. In the event that stockholders fail to ratify the appointment, the audit committee may reconsider its selection. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our best interests.

Representatives of Moss Adams LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board unanimously recommends that the stockholders vote "FOR" the proposal to ratify our audit committee's appointment of Moss Adams LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

PROPOSAL NO. THREE:

APPROVAL OF THE COMPANY'S 2012 EQUITY INCENTIVE PLAN

We are requesting that the stockholders vote in favor of approving the 8x8, Inc. 2012 Equity Incentive Plan, or the 2012 Plan, which was adopted by our Board on June 22, 2012. The maximum number of shares of common stock which may be issued or made subject to awards under the 2012 Plan is 4,100,000 shares.

We have experienced steady growth in recent years, with our workforce increasing from 254 to 301 employees in our most recent fiscal year. This employment growth includes 32 new employees from our acquisition of Contactual, Inc. in September 2011. Over 50% of our regular, full-time employees currently hold stock options or other equity awards, with over 40% of all outstanding awards held by non-executive employees.

As a small cloud-based services company headquartered in Silicon Valley, we must compete with many successful companies for a limited pool of talented people. We believe it is essential that we continue our use of equity compensation to help retain our skilled employees and recruit talented new employees to achieve our objectives, which include growing our business, developing new products and increasing stockholder value. Employees with a stake in the future success of our business are highly motivated to achieve long-term growth and increase stockholder value.

We also recognize the dilutive impact of our equity compensation programs on our stockholders and we continuously strive to balance this concern with the competition for talent, competitive compensation practices and the need to attract and retain talent. Our three-year average annual gross burn rate, calculated using the Institutional Shareholder Services ("ISS") methodology, is approximately 2.0%, which is well below the ISS burn rate threshold of 6.5% applied to our industry. As for March 31,2012, we had the following awards outstanding under our equity compensation programs:

Equity Plan Information as of March 31, 20121

Options Outstanding	6,034,335
Full Value Awards Outstanding	966,400
Shares Available for Grant	375,546
Weighted Average Exercise Price of Outstanding Options	$1.90
Weighted Average Remaining Term of Outstanding Options	5.31years

1 This table excludes shares requested for the 2012 Plan and shares associated with our Employee Stock Purchase Plan.

The purpose of this proposal is to provide 8x8 with additional flexibility and a sufficient share reserve to continue to provide new hires, employees and management for the next few years with opportunities for equity ownership, taking into account our projected hiring growth and the possibility of additional strategic transactions during this period. Our Board decided to adopt a new plan, rather than increase the share reserve under our 2006 Plan, primarily because the 2012 Plan would allow us to grant a wider range of equity awards, as discussed below. Our 2006 Plan permits us to grant only stock options and stock purchase rights.

By voting in favor of this proposal, our stockholders will be voting to approve:

  the reservation of 4,100,000 shares of our common stock for issuance pursuant to the 2012 Plan; and

  all other material terms of the 2012 Plan, including for the purpose of qualifying awards thereunder as performance-based compensation under Section 162(m) of the Code.

The principal features of the 2012 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2012 Plan itself, which is attached to this Proxy Statement as Appendix A.

Purpose. The 2012 Plan is intended to encourage ownership of our common stock by our employees, consultants and directors and to provide additional incentive for them to promote the success of our business through the grant of awards of or relating to our common stock.

Administration. The 2012 Plan may be administered by the Board or the compensation committee. The Board intends to have the compensation committee administer the 2012 Plan. Subject to the provisions of the 2012 Plan, the compensation committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the compensation committee has complete authority to interpret the 2012 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2012 Plan.

Eligibility. Awards may be granted to any employee of or consultant to us or our affiliates or to non-employee members of the Board or of any board of directors (or similar governing authority) of any affiliate of ours. As of June 15, 2012, we had 310 employees and four non-employee directors who would be eligible to participate in the 2012 Plan.

Term of Plan. Unless the 2012 Plan is terminated earlier by the Board, awards may be made under the 2012 Plan until the tenth anniversary of its adoption by the Board, or June 22, 2022.

Shares Subject to Plan. The shares issued or to be issued under the 2012 Plan are authorized but unissued shares of our common stock. The maximum number of shares of common stock which may be issued or made subject to awards under the 2012 Plan is 4,100,000 shares.

Types of Awards. Awards under the 2012 Plan may include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Qualified Performance-Based Awards and Stock Grants. Each award will be evidenced by an instrument in such form as the compensation committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any Restricted Stock or Restricted Stock Units. Except as noted below, all relevant terms of any award will be set by the compensation committee in its discretion.

  Nonstatutory Stock Options and Incentive Stock Options (together, "Stock Options") are rights to purchase our common stock. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non- cumulative, as the compensation committee may determine. A Stock Option may be exercised by the recipient giving written notice to us, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to us of shares of common stock, or through and under the terms and conditions of any formal cashless exercise program authorized by us.

  Incentive Stock Options may be granted only to eligible employees of us or any parent or subsidiary corporation of ours and must have an exercise price of not less than 100% of the fair market value of our common stock on the date of grant (110% for Incentive Stock Options granted to any 10% stockholder of ours). In addition, the term of an Incentive Stock Option may not exceed 10 years (five years, if granted to any 10% stockholder). Nonstatutory Stock Options must have an exercise price of not less than 100% of the fair market value of our common stock on the date of grant, unless the Board or the compensation committee determines otherwise. In the case of an Incentive Stock Option, the amount of the aggregate fair market value of common stock (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) may not exceed $100,000.

  Stock Appreciation Rights, or SARs, are rights to receive (without any payment required) cash, property or other forms of payment, or any combination thereof, as determined by the Board or the compensation committee, based on the increase in the value of the number of shares of common stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than the fair market value of the common stock on the date of grant of the SAR or, if the SAR is granted in tandem with a Stock Option (that is, so that the recipient has the opportunity to exercise either the Stock Option or the SAR, but not both), the exercise price under the associated Stock Option.

  Awards of Restricted Stock are grants or sales of common stock which are subject to a risk of forfeiture, such as a requirement of the continued performance of services for a stated term or the achievement of individual or Company performance goals. Awards of Restricted Stock will include the right to any dividends on the shares pending vesting (or forfeiture), although any such dividends would be subject to the same risks of forfeiture as the corresponding shares, unless the Board or the compensation committee otherwise determines.

  Awards of Restricted Stock Units and Performance Units are grants of rights to receive either shares of common stock (in the case of Restricted Stock Units) or the appreciation over a base value (as specified by the Board or the compensation committee) of a number of shares of common stock (in the case of Performance Stock Units) subject to satisfaction of service or performance requirements established by the Board or the compensation committee in connection with the award. Such awards may, in the discretion of the Board or the compensation committee, include the right to the equivalent to any dividends on the shares covered by the award, but any such dividends would be paid only if and when the award vests.

  Qualified Performance-Based Awards are awards which include performance criteria intended to satisfy Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code limits our federal income tax deduction for compensation to certain specified senior executives to $1 million dollars, but excludes from that limit "performance-based compensation." Qualified Performance-Based Awards may be in the form of Stock Options, Restricted Stock, Restricted Stock Units or Performance Units, but in each case will be subject to satisfaction of one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Board or the compensation committee in the award:

cash flow	earnings per share (including, without limitation, earnings before interest, taxes, depreciation and/or amortization)
stock price growth	return on equity
stockholder returns	return on capital (including without limitation return on total capital or return on invested capital)
return on investment	return on assets or net assets
market capitalization	economic value added
sales or net sales	revenue
income, pre-tax income or net income	operating income or pre-tax profit
operating profit or net operating profit	gross margin, operating margin or profit margin
return on operating revenue or operating assets	cash flow from operations
operating ratio	operating revenue
backlog	general and administrative expenses
debt leverage (debt to capital)	customer service
market share improvement

Qualified Performance-Based Awards in the form of Stock Options must have an exercise price which is not less than 100% of the fair market value of our common stock on the date of grant. No payment or other amount will be available to a recipient of a Qualified Performance-Based Award except upon the Board's or the compensation committee's determination that particular goal or goals established by the Board or the compensation committee for the criteria (from among those specified above) selected by the Board or the compensation committee have been satisfied. The maximum number of shares that may be subject to awards granted as Qualified Performance-Based Awards to any one person in any one calendar year is 750,000 shares.

  A Stock Grant is a grant of shares of common stock not subject to restrictions or other forfeiture conditions. Stock Grants may be awarded only in recognition of significant contributions to the success of 8x8 or our affiliates, in lieu of compensation otherwise already due, or in other limited circumstances which the compensation committee deems appropriate.

Effect of Termination of Employment or Association. Unless the Board or the compensation committee determines otherwise in connection with any particular award under the 2012 Plan, Stock Options and SARs will generally terminate six months following the recipient's termination of employment or other association with us due to death or disability and three months following the recipient's termination of employment or other association with us for any other reason. The effect of termination on other awards will depend on the terms of those awards.

Transferability. In general, no award under the 2012 Plan may be transferred by the recipient and during the life of the recipient all rights under an award may be exercised only by the recipient or his or her legal representative. However, the Board or the compensation committee may approve the transfer, without consideration, of an award of a Nonstatutory Option or Restricted Stock to a family member.

Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding shares of common stock through any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of common stock, our Board will make an appropriate adjustment to the following: (i) the maximum numbers and kinds of shares subject to the 2012 Plan and the 2012 Plan limits, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards, (iii) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding Stock Options or SARs (without change in the aggregate purchase or hurdle price as to which Stock Options or SARs remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a risk of forfeiture in the form of a Company repurchase right.

Fundamental Transaction, Liquidation or Dissolution. In the event that we (1) merge or consolidate with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) sell or exchange all of our common stock for cash, securities or other property, (3) sell, transfer or otherwise dispose of all or substantially all of our assets to one or more other persons in a single transaction or series of related transactions or (4) undertake a liquidation or dissolution (each, a "Corporate Transaction"), our Board or the compensation committee may take any one or more of the following actions with respect to all or any portion of our outstanding awards:

  provide for their assumption, or the issuance of substantially equivalent awards in substitution therefor, by the acquiring or succeeding entity;

  provide for the termination of any or all outstanding awards (and the forfeit or repurchase, as applicable, of any shares subject to such awards) to the extent unvested (and unexercised, in the case of Stock Options and SARs) immediately prior to the consummation of the Corporate Transaction;

  provide for partial or complete acceleration of vesting of the unvested portions of any outstanding awards, such that Stock Options and SARs become exercisable, and risks of forfeiture applicable to Restricted Stock Units and Restricted Stock lapse, in whole or in part prior to or upon consummation of the Corporate Transaction;

  provide that all outstanding awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of performance goals or other business objectives and the target payout opportunities attainable under any or all Performance Units will be deemed to have been satisfied as to all, none or a pro rata number of shares covered by the award based on the assumed achievement of all relevant performance goals or other business objectives and the length of time that has elapsed within the performance period before the consummation of the Corporate Transaction;

  in the case of Stock Options and SARs, provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares subject to a Stock Option or SAR (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares subject to the Stock Option or SAR, in exchange for the termination of such Stock Option or SAR; and/or in the case of Stock Options and SARs, provide that, in connection with a liquidation or dissolution of the Company, Stock Options and SARs shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

Buy-Back of Awards. The Board or the compensation committee may offer to buy out any award in exchange for a cash payment or for another award, or may authorize the recipient of an award to elect to cash out the award, in each case based upon such terms and conditions as the Board or the compensation committee may establish; provided, however, that any repricing of an outstanding award would require stockholder approval under the 2012 Plan.

Amendments to the 2012 Plan. The Board may amend or modify the 2012 Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification; provided, however, that the Board may not, without the approval of stockholders, reprice outstanding awards.

Summary of Tax Consequences. The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2012 Plan. This summary is not comprehensive and is based upon laws and regulations in effect on June 22, 2012. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the 2012 Plan. Participants in the 2012 Plan should consult their own tax advisors as to the tax consequences of participation.

  Nonstatutory Stock Options. Generally, there are no federal income tax consequences to the participants upon grant of Nonstatutory Stock Options. Upon the exercise of such an Option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock acquired upon the exercise of such Option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

  Incentive Stock Options. Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an Incentive Stock Option. If the participant holds shares of common stock purchased pursuant to the exercise of an Incentive Stock Option for at least two years after the date the Option was granted and at least one year after the exercise of the Option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to us. If the participant sells the shares of common stock within two years after the date an Incentive Stock Option is granted or within one year after the exercise of an Option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the Option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an Incentive Stock Option, however.

  Restricted Stock. A participant will generally recognize ordinary income on receipt of an award of Restricted Stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of Restricted Stock may, however, within 30 days of receiving an award of Restricted Stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an "83(b) election." If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the Restricted Stock.

  Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of SARs.

  Restricted Stock Units, Performance Units and Stock Grants. A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the 2012 Plan.

  Potential Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2012 Plan will be considered "deferred compensation" as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of our common stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then such award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

  Section 162(m) Limitations on the Company's Tax Deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, we will be entitled to a corresponding tax deduction. However, we will not be entitled to deductions in connection with awards under the 2012 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from us exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as "performance-based" is not subject to this limitation, however.

New Plan Benefits. The benefits or amounts that will be received under the 2012 Plan by or allocated to each of (1) the named executive officers, (2) each of the nominees for election as a director, (3) all directors who are not executive officers of the company as a group, (4) all present executive officers as a group, and (5) all employees, including all other current officers, as a group are not determinable.

Vote Required. The proposal to approve the adoption of the 2012 Plan will require approval by a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. In approving the adoption of the 2012 Plan, stockholders also will be approving the material terms of the 2012 Equity Incentive Plan for purposes of Section 162(m) of the Code.

The Board unanimously recommends that the stockholders vote "FOR" approval of the adoption of the 2012 Equity Incentive Plan.

PROPOSAL NO. FOUR:

APPROVAL OF AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our certificate of incorporation currently authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share. On June 22, 2012, our Board adopted a proposal to amend the certificate of incorporation to increase the number of shares of common stock that we are authorized to issue from 100,000,000 to 200,000,000 shares, subject to stockholder approval at our Annual Meeting. Our Board has determined that the proposed amendment is advisable and in the best interests of 8x8 and our stockholders and is accordingly submitting the proposed amendment to be voted on by the stockholders.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of our common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment to our certificate of incorporation (or a restated certificate of incorporation) with the Secretary of State of the State of Delaware.

Our certificate of incorporation currently also authorizes the issuance of 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding. The proposed amendment to the certificate of incorporation would not change the authorized number of shares of preferred stock. There are currently no plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock.

In addition to the 70,751,211 shares of our common stock outstanding on June 4, 2012, the Board has reserved 6,889,443 shares for issuance pursuant to options and other equity awards outstanding on June 4, 2012 and 4,451,755 shares for future issuances and grants made under our equity incentive plans (including the 2012 Plan). As a result, on June 4, 2012, there were only 17,907,591 shares of common stock available for issuance for other purposes.

Although at present the Board has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval to amend our certificate of incorporation to authorize more shares, including for future acquisitions, capital-raising or financing transactions involving the issuance of shares of our common stock, the issuance of convertible securities or other equity securities, stock splits, stock dividends and current or future equity compensation plans, although such transactions and equity compensation plans may require stockholder approval in particular instances.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of 8x8. We are not aware of any attempts on the part of a third party to effect a takeover of 8x8, and the amendment has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of common stock be used as an anti-takeover device.

If this proposal is approved and the amendment becomes effective, the first paragraph of Article IV of our certificate of incorporation, as amended to date, will be amended to read as follows:

"IV. This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.001 and each share of Preferred Stock shall have a par value of $0.001. The total number of shares of Common Stock this corporation shall have authority to issue is 200,000,000, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 5,000,000."

Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to our Certificate of Incorporation.

The Board unanimously recommends that the stockholders vote "FOR" the proposal to approve the amendment of the certificate of incorporation to increase the number of authorized shares of the Company's common stock from 100,000,000 to 200,000,000 shares.

CORPORATE GOVERNANCE

Information Regarding the Board and its Committees

The Board held a total of 16 meetings during fiscal 2012. The non-employee members of the Board also met four times in regularly scheduled executive sessions without management present. Every director attended all of the meetings of the Board and committees of the Board during the time and upon which such directors served during fiscal 2012, except that Chris McNiffe, who resigned from the Board in February 2012 did not attend one of the audit committee meetings. The Board acted three times by written consent during fiscal 2012. As allowed by our bylaws, the Board reduced the number of Board seats from five to four by solution in June 2011 and increased the number of Board seats from four to five by resolution in February 2012.

The Board has an audit committee, a compensation committee and a nominating committee. The Board has adopted charters for each of these committees that are available on our website under "Corporate Governance" which can be found at http://investors.8x8.com.

Director Independence

The Board has determined that the following directors are "independent" as defined under Marketplace Rule 5605(a)(2) of the listing rules of the NASDAQ Stock Market ("NASDAQ"): Major General Hecker, Mr. Salame, Mr. Salzman and Mr. Vikram. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us that would impair his or her independence. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NASDAQ listing rules. The Board has concluded that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the independent directors in their service on the Board or its committees. Each of the Board's audit, compensation and nominating committees is comprised solely of independent directors in accordance with the NASDAQ listing rules.

Audit Committee

The audit committee oversees our corporate accounting and financial reporting process and performs several functions in the performance of this role. Among other responsibilities as set forth in our audit committee charter, the audit committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements.

The current members of the audit committee are Major General Hecker (Chairman), Mr. Salzman and Mr. Verma. The Board has determined that each of these directors meets the requirements for membership to the audit committee, including the independence requirements of the SEC and the NASDAQ listing standards under Marketplace Rule 5605(c)(2). The Board has identified Major General Hecker as the member of the audit committee who is an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "Exchange Act"), but that status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of our audit committee or our Board. The audit committee held four meetings during fiscal 2012. The audit committee held four executive sessions during fiscal 2012 and did not act by written consent during fiscal 2012.

Compensation Committee

The compensation committee recommends the compensation of the Chief Executive Officer to the Board for its approval and reviews the Chief Executive Officer's recommendations to the Board concerning the compensation of our other officers and directors and the administration of our stock-based award and employee stock purchase plans. The compensation committee held one meeting during fiscal 2012. The compensation committee currently consists of Mr. Verma (Chairman), Major General Hecker and Mr. Salame, whom are independent directors as currently defined in the NASDAQ listing rules. The compensation committee did not act by written consent during fiscal 2012. The compensation committee has met three times in fiscal 2013 as of the date of this proxy statement.

Nominating Committee

The nominating committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, and assessing the performance of management and the Board. Pursuant to the charter of the nominating committee, all members of the nominating committee must be qualified to serve under the NASDAQ listing rules and any other applicable law, rule regulation and other additional requirements that the Board deems appropriate. The nominating committee currently consists of Major General Hecker (Chairman), Mr. Salame and Mr. Salzman. The nominating committee held three meetings during fiscal 2012 and has recommended all current directors for nomination to be elected as directors at the 2012 Annual Meeting.

Combined Chairman/CEO and Lead Director

We believe that the current size of the Board is suited to the relatively small size of our current operations. Given the current size of the Board, we operate with a combined Chairman and Chief Executive Officer position. The Board also believes it is important that we have a single point of focused leadership to interact with our stockholders, customers, partners and employees, and the combined position achieves this result.

In January 2010, the Board created the position of lead director and appointed Major General Hecker to be the lead director. The lead director is responsible for (i) establishing the agenda for the executive sessions held by non-management directors of the Board and acting as chair of those sessions, (ii) polling the other non-management directors for agenda items both for regular board meetings and executive sessions of the non-management directors and (iii) working with the Chairman of the Board and Chief Executive Officer on the agenda for regular Board meetings. The Board believes that this structure of a combined Chairman and Chief Executive Officer with the lead director reconciling the viewpoints and discussions amongst the outside directors is the most effective Board leadership structure for the Company.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. It is the policy of the nominating committee to consider both recommendations and nominations for candidates to the Board from stockholders. To recommend a prospective candidate for consideration by the nominating committee, a stockholder must hold at least $2,000 in market value or one percent of the outstanding voting securities of our common stock for at least one year prior to the date of submission of the recommendation. Stockholder recommendations for candidates to the Board must be directed in writing to our Secretary at the address of our principal executive offices at 810 West Maude Avenue, Sunnyvale, California 94085, and must include the candidate's name, age, business address and residence address, the candidate's principal occupation or employment, the class and number of shares of our stock which are beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder making such recommendation and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendations are to be made by the stockholder, detailed biographical data and qualifications of the candidate and information regarding any relationships between the candidate and us within the last three years, and any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. A stockholder's recommendation to the Secretary must also set forth the name and address, as they appear on our books, of the stockholder making such recommendation, the class and number of our shares which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder, any material interest of the stockholder in such recommendation, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and the candidate's written consent indicating his or her willingness to serve, if elected.

When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must follow the notice procedures and provide the information required by our bylaws. You may contact us at 8x8, Inc., Attn: Secretary, 810 West Maude Avenue, Sunnyvale, CA 94085, for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

We have never considered nor rejected nominations by 5% or more stockholders.

Director Qualifications. Members of the Board should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Business Conduct and Ethics. While the nominating committee has not established specific minimum qualifications for director candidates, the nominating committee believes that candidates and nominees must reflect a Board that is comprised of directors who:

  are predominantly independent;
  have strong integrity;
  have qualifications that will increase overall Board effectiveness; and
  meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Upon completion of its review and evaluation, our nominating committee made its recommendation to the Board regarding the candidates. After considering our nominating committee's recommendations, our Board determined and approved the existing candidates.

Identifying and Evaluating Director Nominees. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Board through professional search firms, stockholders or other persons. The nominating committee will review the qualifications of any candidates who have been properly brought to the nominating committee's attention. Such review may, in the nominating committee's discretion, include a review solely of information provided to the nominating committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the nominating committee deems proper. The nominating committee will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the nominating committee may consider many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The nominating committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

In fiscal 2012, the nominating committee recommended the election of three new members to the Board to fill vacancies created by the resignations of former directors; one such vacancy having been unfilled for more than one year. Mr. Salame was appointed to the Board due to his expertise and network of contacts in the contact center industry and his prior work experience as a strategic consultant. Mr. Verma was appointed to the Board because of his substantial technical knowledge and managerial experience. Mr. Salzman was appointed to the Board because of knowledge of the debt and equity capital markets. In addition, the nominating committee concluded that all of the candidates met our qualifications of being predominantly independent, having strong integrity and having unique qualifications to increase the Board's effectiveness.

Members of the Board are strongly encouraged, but not required, to attend each annual meeting of stockholders. Two of our Board members attended the annual meeting of stockholders in August 2011.

Compensation Committee Interlocks and Insider Participation

The compensation committee of the Board currently consists of Major General Hecker, Mr. Salame and Mr. Verma. None of the individuals is currently an officer or employee of ours or was an officer or employee of ours at any time during fiscal 2012. Mr. Salame served as an executive of Contactual, Inc., which we acquired in fiscal 2012, during fiscal 2012 prior to the closing of the acquisition. His employment with Contactual terminated prior to the closing, and he has never been employed by us.

None of our executive officers or directors served as a member of the Board or compensation committee of any entity that had one or more executive officers serving as a member of the Board or our compensation committee at any time during fiscal 2012.

Code of Business Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the "Code of Ethics") reflects the values and the business practices and principles of behavior that support this commitment. The Code of Ethics is available on our website under "Corporate Governance " which can be found at http://investors.8x8.com. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or NASDAQ, on our website at http://investors.8x8.com.

Board's Role in the Oversight of Risk

As a relatively small operating company, the entire Board is involved in our risk management practices. The Board as a whole is consulted on any matters which might result in material financial changes, investments or strategic direction of the Company. The Board oversees these risks through its interaction with senior management which occurs at formal Board meetings, committee meetings, and through other periodic written and oral communications. Additionally, the Board has delegated some of its risk oversight activities to its committees. For example, the compensation committee oversees the risks associated with compensation for our named executive officers and directors, including whether any of our compensation policies has the potential to encourage excessive risk-taking. The audit committee oversees compliance with our Code of Ethics, our financial reporting process and our systems of internal controls and reviews with management our major financial risk exposures and the steps taken to control such exposures.

Stockholder Communications with the Board

The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board or any individual Board member, which is explained on our website at http://investors.8x8.com under the "Investor FAQs" section.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Fiscal 2012 Director Compensation Table

The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors in fiscal 2012 for their services as directors.

Name (1)(2)	Fees Earned or Paid in Cash	Stock Awards (3)	Option Awards (4)	Total
Guy L. Hecker, Jr.	$114,000	$153,235	--	$267,235
Christopher McNiffe (5)	$52,000	$153,235	--	$205,235
Mansour Salame (6)	$13,000	--	$154,319	$167,319
Eric Salzman (7)	$6,000	--	$199,553	$205,553
Vikram Verma (8)	$8,000	--	$204,428	$212,428
Donn Wilson (9)	$51,000	$153,235	--	$204,235

(1) Includes only those columns relating to compensation awarded to, earned by, or paid to directors for their services in fiscal 2012. All other columns have been omitted.

(2) As of March 31, 2012, each of our non-employee directors held outstanding stock options to purchase the following number of shares of our common stock: Major General Hecker, Jr., 550,000; Mr. Salame, 75,000; Mr. Salzman, 75,000 and Mr. Verma, 75,000. As of March 31, 2012, Major General Hecker held 64,542 shares of unvested stock awards.

(3) On September 20, 2011, Major General Hecker, Mr. McNiffe and Mr. Wilson received a grant of a stock award for 33,312 shares of common stock. The amounts reported reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the date of the grant. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our stock awards, refer to note 5 to the consolidated financial statements contained in our 2012 Annual Report on Form 10-K for our fiscal year ended March 31, 2012.

(4) On January 2, 2012, Mr. Salame received a stock option grant to purchase 75,000 shares of common stock. On January 19, 2012, Mr. Verma received a stock option grant to purchase 75,000 shares of common stock. On February 24, 2012, Mr. Salzman received a stock option grant to purchase 75,000 shares of common stock. The amounts reported reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our stock awards, refer to note 5 to the consolidated financial statements contained in our 2012 Annual Report on Form 10-K for our fiscal year ended March 31, 2012.

(5) Mr. McNiffe resigned as a director of the Company on February 21, 2012, and forfeited all unvested stock awards at the time of his resignation including all of the stock awards granted to him in fiscal 2012.

(6) Mr. Salame was appointed as a director of the Company on January 2, 2012. Mr. Salame's severance agreement with Contactual, Inc. provided coverage by Contactual, Inc. for 12 months of COBRA medical coverage. Between September 16, 2011 and March 31, 2012, we paid $9,106 related to this severance agreement.

(7) Mr. Salzman was appointed as a director of the Company on February 24, 2012.

(8) Mr. Verma was appointed as a director of the Company on January 17, 2012.

(9) Mr. Wilson resigned as a director of the Company on January 2, 2012, and forfeited all unvested stock awards at the time of his resignation including all of the stock awards granted to him in fiscal 2012.

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties as well as the skill-level required by us of members of our Board.

Cash Compensation Paid to Non-Employee Directors

Directors who are also employees do not receive any additional cash compensation for serving as members of our Board.

We paid non-employee directors a cash fee for attendance at Board meetings and reimbursed them for certain expenses in connection with attendance at Board meetings. Non-employee directors receive fees of $2,000 for each telephonic Board and committee meeting and $5,000 for attendance at in-person Board and committee meetings. The Chairman of the audit committee is also paid an annual stipend of $10,000. The lead director is paid a quarterly stipend of $10,000. A director may elect to defer payment of all or a portion of the annual stipend and meeting fees payable to him to postpone taxation on such amounts.

In addition, upon termination of service as a director of the Company or upon a change-in-control of the Company, each of the non-employee directors and their immediate families will be eligible for medical insurance coverage for life, subject to the director reimbursing the cost of such coverage to us. However, if an individual commences coverage under another plan, coverage under our medical insurance will be discontinued.

Equity-Based Grants to Non-Employee Directors

In fiscal year 2012, our practice was that upon a non-employee director's re-election to our Board, the non-employee director receives a grant of a stock award for 33,312 shares of our common stock that vest annually in equal increments over a period of 48 months. Equity awards are not made upon re-election to our Board in cases where a non-employee director's initial term is shorter than six months. In January and February 2012, Mssrs. Salame, Salzman, and Verma joined the Board for their initial term as non-employee directors. At that time, the Board awarded each of these new members a stock option to purchase 75,000 shares of common stock in lieu of a stock award. These option awards become exercisable at the rate one-fourth of the shares after one year and an additional one thirty-sixth of the remaining shares at the end of each full month thereafter. In fiscal 2013, our Board will review Board compensation and may revise the equity compensation received by directors.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

In connection with Mr. Wilson's resignation from the Board, we purchased 75,000 stock options from him, net of the aggregate exercise price of such options for a net payment to him $103,500 on January 3, 2012, and entered into a non-binding agreement that may be terminated by the Company at anytime with Mr. Wilson to provide consulting services for an amount not to exceed $55,000 on matters related to channel and franchise opportunities to the Company throughout calendar 2012.

On February 28, 2012, we purchased 60,000 shares of our common stock from Mr. Salame for $258,600 or $4.31 per share. This repurchase was in lieu of open market transactions and the agreed price was equal to the lesser of: a) the average closing price of a share of our common stock as reported on the Nasdaq Capital Market for the five trading days ending February 28, 2012 and b) the closing price of a share of our common stock as reported on the Nasdaq Capital Market for the five trading days ending February 28, 2012. The closing market price of our common stock on February 28, 2012 was $4.31 per share. The disinterested members of our Board unanimously approved the purchase of shares from Mr. Salame.

Other than the transactions with Mr. Salame and Mr. Wilson, we believe during fiscal 2012 there were no transactions, or series of similar transactions, to which we were or are to be a party in which the amount involved exceeded $120,000, and in which any of our directors or executive officers, any holders of more than 5% of our common stock, any members of any such person's immediate family, had or will have a direct or indirect material interest, other than compensation described in the sections titled "Compensation of Non-employee Directors" and "Executive Compensation" above.

It is our policy to require that all transactions between us and any related person, as defined above, must be approved by a majority of our Board, including a majority of independent directors who are disinterested in the transactions to be approved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than ten percent of our common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended March 31, 2012, we believe that all Reporting Persons complied with all applicable reporting requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee oversees our financial reporting process on behalf of the Board. Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an integrated audit of our consolidated financial statements and of our internal control over financial reporting in accordance with standards of the public company accounting oversight board (United States), and to issue opinions thereon. The audit committee's responsibility is to monitor and oversee these processes. In this capacity, the audit committee provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the audit committee's members in business, financial and accounting matters.

The audit committee reviewed and discussed our fiscal 2012 audited consolidated financial statements with our management and Moss Adams LLP, our independent registered public accounting firm for fiscal 2012. The audit committee discussed with such auditors matters required to be discussed by Codification of Statements on Auditing Standards, AU section 380, as adopted by the Public Company Accounting Oversight Board (PCAOB) and interpreted under AU section 9380.

The audit committee also received from such auditors the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committees Concerning Independence), and the audit committee discussed with Moss Adams LLP that firm's independence.

Based upon the audit committee's discussions with management and the auditors and the audit committee's review of the representations of management and the report of the auditors to the audit committee, the audit committee recommended to the Board, and the Board approved, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

THE AUDIT COMMITTEE
Guy L. Hecker, Jr., Chairman
 Eric Salzman
Vikram Verma

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation philosophy, policies, practices, and decisions with respect to our principal executive officer (our "Chief Executive Officer"), principal financial officer, and the three other most highly compensated members of our executive management team, who are collectively referred to as the named executive officers, or "NEOs."

Summary

  Fiscal year 2012 was a successful year for us and the execution of our business strategy. As we continue to develop our cloud based services and increase our focus on small and mid-market business customers, our revenue and bottom line continue to improve. Some highlights are:
    Total revenue was $85.8 million, a 22% increase over revenue of $70.2 million for fiscal 2011.
    Revenue from business customers was $79 million, a 30% increase over revenue of $61 million in fiscal 2011.
    GAAP net income was $69.2 million, or $0.99 per diluted share, compared with $6.5 million, or $0.10 per share, for fiscal 2011 (includes a one-time non-cash income tax benefit of $62.1 million associated with the release of a deferred tax asset valuation allowance in the fourth fiscal quarter).
    Gross margin as a percentage of sales in fiscal 2012 was 67.5%, compared with 67.8% for fiscal 2011.
    Net cash provided by operating activities grew to $9.2 million, compared with $8.6 million in fiscal 2011.
    Cash, cash equivalents and investments increased $6.0 million in fiscal 2012; share repurchases totaled $2.9 million for fiscal year 2012.

  Overall, executive compensation for fiscal year 2012 was little changed from our practices in fiscal year 2011.

    Base salaries were unchanged from fiscal year 2011.
    We continued with our profit sharing plan, which we have had since 1995 and it paid out again due to our profitable year.
    In addition, to the profit sharing plan, for fiscal year 2012, we established a separate executive compensation bonus plan to focus on achievement of revenue and profitability goals as well as the individual performance for the year.
    Consistent with past practice, we granted time-vesting restricted stock awards to our executives with all executives other than Mr. Niederman being awarded the same number of shares. In addition, in recognition of his promotion, we granted Mr. Niederman, our President, a stock option award.

  Our stockholders overwhelmingly approved our executive compensation program in fiscal 2011, with 98% of for the votes cast in favor of the proposal.

  In January 2012, three new directors were appointed to our Board and two of them joined our compensation committee. With the rapidly evolving business strategy, our newly constituted compensation committee determined it would be appropriate to closely review our executive compensation program to ensure its competitiveness and alignment with our business strategy. In connection with this review, our compensation committee took the following actions:

    Retained Compensia, a nationally recognized independent compensation consulting firm to advise our compensation committee;

    With Compensia's assistance, reviewed and revised the peer group to better conform to market and best practice;
    Reviewed an independent assessment of the market competitiveness of the executive compensation program by Compensia; and
    Modified the executive bonus program to align it more closely with our business strategy, place greater emphasis on achievement of specific performance targets and objectives, and make it more representative of current market practice among companies similar to ours.

The Objectives of our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives:

  Develop, attract, motivate and retain top talent and to focus our executive management team on key business goals that enhance stockholder value;

  Ensure executive compensation is aligned with our corporate strategies and business objectives;

  Provide meaningful equity ownership by our executive officers to align executives' incentives with the creation of stockholder value;

  Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success, as well as the salary history and prior experience of each executive; and

  Provide an incentive for long-term continued employment with us.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies that compete with us for executive talent balanced with our current corporate and business objectives. We provide a portion of our executive compensation in the form of stock-based awards that vest over time, which helps retain our executives and align their interests with those of our stockholders by allowing them to participate in the longer term success as reflected in stock price appreciation.

The components of fiscal year 2012 compensation that we provided to our executive management team to meet these objectives are as follows:

  Salary: This element provides competitive base compensation;

  Stock options and stock purchase right awards: This element provides performance incentives, competitive compensation, retention incentives and alignment with stockholder interests;

  Profit sharing and incentive plans: These elements provide a competitive performance incentive to develop and maximize a sustainable business model that will increase our financial strength and value;

  Severance and change in control benefits: This element provides competitive benefits and retention incentives; and

  Life Insurance, health, retirement, stock purchase and other employee benefit plans: These elements provide competitive benefits and retention incentives.

Our compensation committee reviews the compensation program periodically, including each of the above elements, to determine whether they provide appropriate incentives and motivation to our executive management team and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executive talent.

Response to the 2011 Say-on-Pay Vote

We conducted our first advisory vote on executive compensation last year at our 2011 Annual Meeting of Stockholders. While this vote was not binding on the Board or us, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, program and practices as disclosed in our proxy statement on an annual basis. The Board and our compensation committee value stockholders' opinions and, to the extent there is any significant vote against the compensation of our named executive officers, we will consider their concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

At our 2011 Annual Meeting of Stockholders, 98% of the votes cast on the advisory vote on executive compensation supported our named executive officers' compensation as disclosed in the proxy statement. Our compensation committee reviewed the favorable results of this advisory vote, noting the widespread support from our stockholders. Although none of our compensation committee's subsequent actions or decisions with respect to the compensation of our executive officers were directly attributable to the results of the vote, our compensation committee took the vote outcome into consideration in the course of its deliberations. Our compensation committee believes that stockholder feedback and concerns on executive compensation matters should be considered as part of its deliberations and intends to consider the results of future advisory votes in its compensation review process.

As well, an overwhelming majority of the shares entitled to vote on the matter at our 2011 Annual Meeting preferred our recommended frequency of say-on-pay votes. Accordingly, the next advisory say-on-pay vote is expected to occur at our 2014 annual meeting of stockholders.

Determination of Competitive Compensation

The members of our executive management team are appointed by our Board. Our compensation committee is responsible for establishing and administering our policies and practices governing the compensation for our executive management team. Our compensation committee holds its meetings both with and without the presence of members of our executive management team. The compensation committee also discusses compensation issues with our Chief Executive Officer between its formal meetings. Our Chief Executive Officer also submits compensation recommendations to our compensation committee, and the entire Board ratifies the actions of the compensation committee.

To attract and retain executives with the ability and the experience necessary to lead us and to deliver strong performance to our stockholders, we provide total compensation opportunities for executives that are intended to be competitive with market practice.

To evaluate our compensation levels during fiscal year 2012, the compensation committee reviewed publicly available executive compensation data for a group of companies similar in composition to the peer group of companies examined for the previous fiscal year, including: Altigen Communications, Inc., Broadsoft, Inc., Cbeyond, Inc., Constant Contact, Inc., Fusion Telecommunications International, Inc., ShoreTel, Inc., Stamps.com, Inc., Vonage Holdings Corp, and Web.com Group, Inc. This peer group is comprised of telecommunications companies and general industry companies that sell services to small and medium-sized business customers similar to ours. Because the average revenue and market capitalization of those companies was more than twice the size of our revenue and market capitalization and the compensation levels were significantly higher than pay at 8x8, the compensation committee did not rely entirely on the peer group pay levels when determining fiscal 2012 compensation for our NEOs. The compensation committee also reviewed survey data provided by Radford Surveys and Consulting, a business unit of Aon Hewitt Consulting, Inc. ("Radford"), from public and private technology companies with comparable revenues to us headquartered in Northern California. Radford is not a compensation consultant to the Company or the compensation committee.

In connection with modifications to our executive bonus compensation plan, for fiscal year 2013 as mentioned above, the compensation committee, with the assistance of Compensia, revised the peer group with the goal of conforming it to market and best practice and generating competitive data that will be more relevant to our compensation decision-making process. For fiscal year 2013, the peer group was selected on the basis of companies within the same or similar industries that were generally within a revenue range of 0.5x to 2.0x of ours and a market capitalization range of 3.0x to 0.33x of ours. The peer group for fiscal 2013 consists of the following companies:

Actuate	Guidance Software	ORBCOMM
Boingo Wireless	inContact	Procera Networks
CalAmp	Keynote Systems	Shoretel
Callidus Software	LivePerson	Support.com
Carbonite	LogMeIn	Telular
eGain Communications	Monotype Imaging Holdings	Vocus
Ellie Mae

Overview of Fiscal 2012 NEO Compensation

We believe that the total compensation paid to our NEOs for the fiscal year ended March 31, 2012 achieved the overall objectives of our executive compensation program. Our compensation committee reviewed the Radford data and determined that our NEO's compensation was within the ranges of cash, equity and total compensation for small and mid-sized companies identified in the Radford data.

Salary

Base salaries are provided as compensation for day-to-day responsibilities and services to us. Base salaries are reviewed annually as part of our formal compensation review process. The salaries for all executives were not increased in fiscal 2012, because the compensation committee determined the base salaries were within the ranges of the Radford market data.

Stock Purchase Right Awards and Stock Options

In April 2012, our Board recommended and approved grants of stock purchase rights, or stock awards, to the NEOs based on the level of the individual's responsibility and individual contributions to the Company. The Board approves all grants of stock awards. The Board usually makes annual grants to NEOs in the first or second fiscal quarter in connection with our annual performance reviews and initially upon hiring such officers.

The number of shares under stock awards granted to each NEO was determined by reviewing historical grants and the contribution to the Company in the prior fiscal year. Stock awards for 33,312 shares of our common stock were granted to Mr. Martin, Mr. Weirich, Mr. Rees and Ms. Severin, each with a grant date fair value of $96,272, based on the significant increase in net income generated in fiscal 2012 compared to fiscal 2011. In January 2012, Mr. Niederman received a stock option grant with a grant date fair value of $154,320 upon his promotion to President of the Company. This award was considered to be appropriate by the Board based on Mr. Niederman's expected contribution to the success of the Company is his new role, and in light of the Company's desire to retain him as an executive officer of the Company. These were the only stock awards and stock option grants to our NEOs in fiscal 2012.

At the present time, we do not have stock ownership guidelines; however, we believe equity compensation is important to align the executives' interests with those of our stockholders.

Profit Sharing

In 1995, our Board adopted a resolution implementing a profit sharing plan ("1995 Profit Sharing Plan") that provides the potential for additional compensation to employees equal to 15% of quarterly net income after accrued taxes to be paid and before any extraordinary items identified by our Board (e.g. change in fair value of warrant liability). Of these amounts, one third is shared by all of our employees, one third is shared by key employees, excluding executive officers, identified by the executive officers, and one third is shared by all of our executive officers. All profit sharing amounts are approved by our Board prior to payment.

In fiscal 2012, profit sharing payments totaling $1,181,640 were paid to our employees, including our NEOs, based on our Company's performance for the fiscal year. The Chief Executive Officer received $55,372 and all other NEOs received a total of $229,717 in profit sharing payments based on the Company's performance in fiscal 2012. The Board modified the 1995 Profit Sharing Plan on May 15, 2012 to be based on different amounts and to exclude executives and certain other key employees of the Company.

On May 15, 2012, the compensation committee also decided that executives would participate in a newly adopted Management Incentive Plan, a described further below, in lieu of the profit sharing plan. With the exclusion of executives from participation, the bonus pool for the fiscal 2013 profit sharing plan has been reduced from 15% to 4% of quarterly income.

Annual Executive Incentive Plan

On July 19, 2011, our Board adopted the 8x8, Inc. Annual Executive Incentive Plan (the "Incentive Plan"). Under the Incentive Plan, each of our executive officers is eligible to receive annual awards at the discretion of the compensation committee. The Incentive Plan provides for the establishment of a cash bonus pool by the compensation committee as soon as practicable after the beginning of each fiscal year. The bonus pool for the fiscal year ending March 31, 2012 was $634,000. The total amount of the bonus pool is allocated between revenue-based targets (75% weight), referred to as the revenue pool, and adjusted net income-based targets (25% weight), referred to as the adjusted net income pool.

For fiscal 2012, the compensation committee established two targets for each pool -- a lower target A and a higher target B. The revenue and adjusted net income targets were based on our revenues and net income, respectively, for the fiscal year, as set forth in our annual income statement; however, in measuring the attainment of the adjusted net income targets, under the Incentive Plan, the compensation committee may, in its sole discretion, exclude one or more of the items specified in the Incentive Plan.

As approved by the compensation committee for fiscal 2012, a portion of the relevant pool (25%) was to be paid in full to the participants if target A was attained, which payment would be distributed equally among the participants. The remaining portion of the relevant pool (75%) was to be paid out on a sliding scale to the extent that target A was exceeded but target B was not attained, with payment in full upon attainment of target B. That payment was to be distributed among the participants based on their relative contributions towards the attainment of the targets, as determined by the compensation committee in its discretion. Any cash payments due to the participants were to be made as soon as practicable following the compensation committee's measurement of the performance targets during the fiscal year.

The fiscal 2012 target A and target B revenue targets were $80,000,000 and $90,000,000. Our fiscal 2012 revenue of $85.8 million exceeded the target A revenue target but did not exceed the target B revenue target. The fiscal 2012 target A and target B adjusted net income targets were $8,000,000 and $9,000,000. We did not achieve the target A adjusted net income target.

For fiscal 2012, our executive officers earned, in the aggregate, $325,806 under the Incentive Plan. $118,875 of this amount was based on the achievement of the revenue target A and was allocated evenly among the participants of the Incentive Plan. The remaining value paid for fiscal year 2012 was attributable to the Company's revenue performance in excess of target A, and was allocated based on the compensation committee's assessment of the individual performance and contributions of each participant in the Incentive Plan, taking into consideration the Chief Executive Officer's evaluation of participants other than himself, and subject to the approval of the compensation committee. Because we did not achieve the net income target A, none of the 25% portion of the pool tied to net income performance was earned for 2012. The NEOs received the following incentive compensation under this Incentive Plan in fiscal 2012: Mr. Martin, $45,000; Mr. Weirich, $52,172; Mr. Niederman, $52,172; Mr. Rees, $52,719; and Ms. Severin, $36,245. The Incentive Plan was terminated on June 22, 2012.

Management Incentive Plan

On June 22, 2012, our Board adopted the 8x8, Inc. Management Incentive Plan, or MIP. The purpose of the MIP is to promote the success of the Company by providing financial incentives to eligible employees to strive for more effective operation of our business. The participants under the plan for each fiscal year will be selected by the plan administrator, which generally will be the compensation committee. All NEOs and other executives will be participants in the plan, and will no longer be eligible for our employee profit sharing plan or other similar plans. The compensation committee will identify other key employees and contributors to participate in the plan for each fiscal year. On June 22, 2012, the Board also terminated the Incentive Plan, which has been replaced by the MIP.

We intend to use the MIP to link the interest of our stockholders and plan participants by motivating the participants to focus on profitable revenue growth, product quality, to complete individual objectives that support our overall business strategy, to attract and retain participants' services and to create a variable compensation plan that is competitive with other companies in our market. All payments under the MIP will be made in cash.

Awards under the MIP will be earned based on quarterly and annual performance. Awards for quarterly periods will be based on our performance in meeting specific quarterly targets as set forth by the compensation committee for the fiscal year. Annual awards will be based on successful completion of approved individual objectives for the fiscal year and our performance against predetermined metrics set forth by the compensation committee for the fiscal year. Target amounts for awards for participants will be determined by competitive market information relevant to the job the individual is performing for us, the job function of the individual and the individual's expected contributions to us for the fiscal year. The target amounts may be a specified cash amount or a percentage of base pay. In general, the compensation committee will set the target awards and objectives at the beginning of the fiscal year. For fiscal year 2013, the objectives were set by the compensation committee, after taking into account suggestions from our Chief Executive Officer and Chief Financial Officer and independent compensation consultants at the time of the recent adoption of the MIP. The target bonuses, as a percentage of base salary under this plan for our NEO's for fiscal 2013 are as follows: Mr. Martin, 100%; Mr. Weirich, 60%; Mr. Niederman, 60%; Mr. Rees, 40%; and Ms. Severin, 30%.

Other Benefits

We offer additional benefits designed to be competitive with overall market practices and to attract, retain and motivate the talent needed by us to achieve our strategic and financial goals. All United States salaried employees, including officers, are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time-off and paid holidays. In addition, we provide employees, including our executive officers, with the opportunity to purchase discounted shares of common stock under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), which is intended to be a qualified plan under Section 423 of the Internal Revenue Code. We do not have a formal policy relating to perquisites, but do not currently provide any personal benefit perquisites to our executives.

Certain NEOs are entitled to receive payments and benefits upon an acquisition of the Company as described below under "Potential Payments Upon Termination or Change in Control." These arrangements are intended to ensure that management is incentivized to remain until the completion of a transaction regardless of whether they will continue employment following the transaction, and that management will act in the best interests of the shareholders when evaluating a transaction.

Tax Deductibility of Compensation

Our compensation committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. We believe that achieving the compensation objectives discussed above is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of certain components of compensation. Nevertheless, when not inconsistent with these objectives, we endeavor to award compensation that will be deductible for income tax purposes. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to "covered" executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. None of the compensation paid to our covered executive officers for the year ended March 31, 2012 that would be taken into account under Section 162(m) exceeded the $1 million limitation.

Risk Assessment

The compensation committee has reviewed our compensation programs in order to ensure that the motivational elements of pay are aligned with long term value creation, taking into consideration prudent risk management. We do not believe any of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on us. In making this determination, the committee has considered the mix of fixed and variable compensation, our use of equity compensation, the time horizon of performance measurement in incentive opportunities, and the ability of the committee and management to rely on judgment in determining compensation and assessing performance outcomes.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

THE COMPENSATION COMMITTEE
Vikram Verma, Chairman
 Guy Hecker
Mansour Salame

FISCAL 2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation	Total
Bryan R. Martin	2012	$275,000	$25,000	$96,272	--	$100,372	$2,250	$498,894
Chairman, Chief Executive	2011	$275,000	--	$45,637	--	$60,919	$2,100	$383,656
Officer and President	2010	$245,000	--	$24,551	--	$39,170	$2,028	$310,749

Dan Weirich	2012	$260,000	$20,000	$96,272	--	$107,217	$2,071	$485,560
Chief Financial Officer	2011	$260,000	--	$45,637	--	$60,503	$2,007	$368,147
	2010	$245,000	--	$24,551	--	$39,170	$1,777	$310,498

Kim Niederman (4)	2012	$235,000	$10,000	--	$154,320	$117,844	$4,826	$521,990
President	2011	$37,510	--	$544,000	$575,963	--	$554	$1,158,027

Huw Rees	2012	$235,000	--	$96,272	--	$107,219	$2,804	$441,295
Vice President, Business	2011	$235,000	--	$45,637	--	$59,810	$2,357	$342,804
Development	2010	$235,000	--	$12,275	--	$38,977	$2,256	$288,508

Debbie Jo Severin	2012	$235,000	--	$96,272	--	$90,745	$2,804	$424,821
Chief Marketing Officer	2011	$235,000	--	$45,637	--	$59,810	$2,659	$343,106
	2010	$232,063	--	--	--	$34,176	$2,659	$268,898

(1) The amounts reported reflect the aggregate grant date fair value of stock awards computed in accordance with ASC FASB 718 Topic based on the closing price of our common stock on the date of the grant. For a more detailed discussion of the assumptions used to calculate the fair value of our stock awards, refer to note 5 to the consolidated financial statements contained in our 2012 Annual Report on Form 10-K for our fiscal year ended March 31, 2012.
(2) The amounts reported reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option grant is estimated based on its fair market value on the date of grant using the Black-Scholes option-pricing model. For a more detailed discussion of the valuation model and assumptions used to calculate the fair value of our options, refer to note 5 to the consolidated financial statements contained in our 2012 Annual Report on Form 10-K for our fiscal year ended March 31, 2012.
(3) Compensation earned based on the NEO's participation in the 1995 Profit Sharing Plan and awards to the NEO based on our annual performance and the individual's contributions as determined by the compensation committee under the Incentive Plan.
(4) Mr. Niederman joined us on February 3, 2011 at an annual base salary of $235,000. The fiscal 2011 salary reported for him reflects payments from February 3, 2011 to March 31, 2011.

FISCAL 2012 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information regarding plan-based awards granted to the NEOs during the fiscal year ended March 31, 2012.

Name	Grant Date	Number of Shares of Stock	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (1)
Bryan R. Martin	4/19/11	33,312 (2)	--	--	$ 96,272
Dan Weirich	4/19/11	33,312 (2)	--	--	$ 96,272
Kim Niederman	1/2/12	--	75,000 (3)	$3.17	$154,320
Huw Rees	4/19/11	33,312 (2)	--	--	$ 96,272
Debbie Jo Severin	4/19/11	33,312 (2)	--	--	$ 96,272

(1)

The amount reported for the stock awards and stock options granted during fiscal 2012 represents their aggregate grant date fair value computed in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the date of grant. The fair value of each option grant is estimated based on its fair market value on the date of grant using the Black-Scholes option-pricing model. See note 5 to our consolidated financial statements reported in our Annual Report on Form 10-K for our fiscal year ended March 31, 2012 for details used to determine the fair value of the stock-based compensation awards.

(2)

1/16th of the total number of shares subject to these stock awards vest quarterly on the last day of each successive three-month period of continuous employment after the vesting commencement date thereafter until all of the stock awards have vested.

(3)

Such stock option has a 10-year term. 1/4th of the total number of shares subject to the option vest on January 2, 2013, subject to continuous employment, and 1/36th of the remaining shares vest on the last day of each successive month of continuous employment thereafter until all shares have vested.

FISCAL 2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth certain information concerning outstanding equity awards held by the NEOs at March 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(3)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Bryan Martin	125,000	--	$1.72	9/17/2013	--	--
	100,000	--	$3.35	11/22/2014	--	--
	100,000	--	$1.79	8/23/2015	--	--
	100,000	--	$1.27	10/24/2016	--	--
	100,000	--	$1.26	8/28/2017	--	--
	100,000	--	$0.87	9/30/2018	--	--
	--	--	--	--	11,104 (5)	$ 46,637
	--	--	--	--	20,820 (6)	$ 87,444
	--	--	--	--	27,066 (7)	$113,677

Dan Weirich	50,000	--	$2.81	3/23/2014	--	--
	25,000	--	$1.32	4/26/2015	--	--
	100,000	--	$1.59	4/18/2016	--	--
	200,000	--	$1.07	6/20/2016	--	--
	100,000	--	$1.26	8/28/2017	--	--
	50,000	--	$0.87	9/30/2018	--	--
	250,000	--	$0.63	11/6/2018	--	--
	--	--	--	--	11,104 (5)	$ 46,637
	--	--	--	--	20,820 (6)	$ 87,444
	--	--	--	--	27,066 (7)	$113,677

Kim Niederman	101,562	273,438 (9)	$2.72	2/3/2021	--	--
	--	--	--	--	150,000 (10)	$630,000
	--	75,000 (11)	$3.17	1/2/2022	--	--

Huw Rees	2,000	--	$0.56	7/23/2012	--	--
	125,000	--	$1.72	9/17/2013	--	--
	50,000	--	$3.35	11/22/2014	--	--
	100,000	--	$1.72	10/25/2015	--	--
	100,000	--	$1.48	5/23/2016	--	--
	100,000	--	$1.26	8/28/2017	--	--
	50,000	--	$0.87	9/30/2018	--	--
	--	--	--	--	5,552 (5)	$ 23,318
	--	--	--	--	20,820 (6)	$ 87,444
	--	--	--	--	27,066 (7)	$113,677

Debbie Jo Severin	--	--	--	--	25,000 (8)	$105,000
	--	--	--	--	20,820 (6)	$ 87,844
	--	--	--	--	27,066 (7)	$113,677

(1) Each outstanding stock option has a 10 year term.

(2) All stock options that were exercisable at fiscal year end were vested as of March 31, 2012.

(3) The vesting of any unvested shares is subject to the recipient's continuous employment.

(4) The market value of unvested stock awards is calculated by multiplying the number of unvested stock awards held by the applicable NEOs by the closing market price of our common stock on the NASDAQ Capital Market ("Nasdaq CM") on March 30, 2012.

(5) Subject to continuous employment of the recipient, 1/48th of the total number of shares vest monthly on the last day of each full month after the vesting commencement date thereafter until all of the stock awards have vested. Stock awards granted on July 28, 2009.

(6) Subject to continuous employment of the recipient, 1/16th of the total number of shares vest quarterly on the last day of each three full months after the vesting commencement date thereafter until all of the stock awards have vested. Stock awards granted on August 31, 2010.

(7) Subject to continuous employment of the recipient, 1/16th of the total number of shares vest quarterly on the last day of each three full months after the vesting commencement date thereafter until all of the stock awards have vested. Stock awards granted on April 19, 2011.

(8) 1/4th of the total number of shares vested on March 31, 2010, and subject to continuous employment of the recipient 1/36th of the remaining shares vest on the last day of each of the following full month thereafter until all of the stock awards have vested. Stock awards granted on March 31, 2009.

(9) Stock options granted February 3, 2011. Subject to continuous employment of the recipient, 1/4th of the total number of shares vest on February 3, 2012, and 1/36th of the remaining shares vest on the last day of each full month thereafter until all stock options have vested.

(10) Subject to continuous employment of the recipient, 1/4th of the total number of shares vest on February 3, 2012, and 1/8th of the remaining shares vest on the last day of each of the following three full months thereafter until all of the stock awards have vested. Stock awards granted on February 3, 2011.

(11) Stock options granted January 2, 2012. Subject to continuous employment of the recipient, 1/4th of the total number of shares vest on January 2, 2013, and 1/36th of the remaining shares vest on the last day of each full month thereafter until all stock options have vested.

FISCAL 2012 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents, for each of the NEOs, the number of shares of common stock acquired upon the exercise of stock options and the vesting of stock awards during the fiscal year ended March 31, 2012, and the aggregate value realized upon the exercise or vesting of such awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Bryan Martin	103,000	$318,633	22,902	$93,787
Dan Weirich	50,000	$133,500	22,902	$93,787
Kim Niederman	--	--	54,895	$243,352
Huw Rees	101,000	$325,094	18,738	$77,457
Debbie Jo Severin	--	--	41,659	$167,781

(1) The value realized has been calculated by multiplying the number of shares acquired upon exercise by the difference between the exercise price and the closing market price of our common stock on the date of exercise.

(2) The value reported is the closing market price of a share of our common stock on the Nasdaq CM on the date of vesting multiplied by the number of shares that vested on that date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In 1995, the Board adopted a resolution providing that, in the event of a change-in-control of the Company, all stock options held by our officers under any of our stock option plans will vest immediately without regard to the terms of the option with respect to stock options granted prior to June 22, 2012. In 2010, the Board adopted a resolution providing that, in the event of a change-in-control of the Company, all stock awards held by our officers under any of our then existing stock-based compensation plans will vest immediately without regard to the term of the stock awards with respect to stock awards granted prior to June 22, 2012. In addition, in such an event, each officer will be eligible to receive one year of severance pay and continuing medical, dental and vision benefits for life at such time following the change-in-control as the officer voluntarily or involuntarily leaves the Company, provided that such medical, dental and vision benefits will cease should such officer accept employment with a competing company. Pursuant to the 1995 Board resolution, a change-in-control of the Company is defined as an individual or corporate entity and any related parties cumulatively acquiring stock greater than or equal to 35% of our fully diluted common stock. Our Board has the power to modify or revoke this resolution at any time.

The following table quantifies potential payments to our NEOs upon termination of employment or a change in control of the Company assuming the triggering event took place on March 31, 2012, the last business day of our last completed fiscal year.

Name	Cash Severance Payment	Bonus Payment	Value of Accelerated Stock Awards (1)	Acceleration of Stock Options Unvested (2)	Continuation of Medical / Dental and Vision Benefits (3)	Total Payout
Bryan R. Martin
Change in Control	--	--	--	--	--	--
Termination or resignation following a Change in Control	$275,000	--	$247,758	--	$1,864,090	$2,386,848

Dan Weirich
Change in Control	--	--	--	--	--	--
Termination or resignation following a Change in Control	$260,000	--	$247,758	--	$3,437,561	$3,945,319

Huw Rees
Change in Control	--	--	--	--	--	--
Termination or resignation following a Change in Control	$235,000	--	$224,440	--	$997,318	$1,456,758

Debbie Jo Severin
Change in Control	--	--	--	--	--	--
Termination or resignation following a Change in Control	$235,000	--	$306,121	--	$805,695	$1,346,816

Kim Niederman
Change in Control	--	--	--	--	-	--
Termination or resignation following a Change in Control	$235,000	--	$630,000	$481,938	$327,752	$1,674,690

(1) Represents the value of unvested stock awards held by each NEO on March 31, 2012, the vesting of which would be accelerated by the applicable triggering event, based upon the closing market price of $4.20 per share of our common stock on the Nasdaq CM on March 30, 2012.

(2) The value represented in this column is the number of shares of our common stock subject to stock options for which vesting would be accelerated by the applicable triggering event multiplied by the amount in-the-money (market price less the exercise price) of the stock options as of March 30, 2012.

(3) Upon a change in control of the Company, officers are provided medical, dental and vision benefits for life. The payments related to continuation of medical benefits in the table assume an annual health insurance premium rate increase of 10.4% and a life expectancy of 78 years. The 10.4% annual health insurance premium rate is our average health insurance premium increase over the past three years.

Employment and Indemnification Arrangements

In addition to the change-in-control arrangements summarized above, we have entered into employment offer letters with Ms. Severin and Mr. Niederman. The offer letters specify the initial base salary amount, bonus arrangement, if any, both of which are subject to adjustment over time, and initial stock option and stock award grant. None of the letters indicate a specific term of employment, and each officer's employment may be terminated by either party at any time.

We have entered into indemnification agreements with each of our current and former directors and the members of our executive management team, including our NEOs, in addition to the indemnification provided for in our certificate of incorporation and bylaws and the 2006 Stock Plan. Such indemnification agreements require us to indemnify the directors and executive officers to the fullest extent permitted by Delaware law. These agreements, among other things, provide for indemnification of our directors and executive officers for any expenses, including attorneys' fees, judgments, fines, penalties and settlement amounts reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning shares of our common stock that may be issued upon the exercise of stock options and other rights under all of our existing equity compensation plans as of March 31, 2012, including the 2006 Stock Plan, the 2003 Contactual Plan, the 1999 Nonstatuatory Stock Option Plan, the 1996 Stock Option Plan, the 1996 Director Option Plan, and the Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)
Equity Compensation plans approved by security holders	6,031,667	$1.90	517,380 (1)
Equity Compensation plans not approved by security holders (2)	2,668	$0.56	--
Total	6,034,335	$1.90	517,380 (1)

(1)

The number of securities remaining for issuance consists of 375,546 shares issuable under the 2006 Stock Plan and 141,834 under the Purchase Plan. All other option plans have expired or been terminated.

(2)

Issued under the 1999 Nonstatuatory Stock Option Plan, which due to the broad-based nature of the plan did not require approval of our stockholders. The Board canceled the 1999 Nonstatuatory Stock Option Plan in May 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 4, 2012 by:

  each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock;
  each of our directors and nominees for election as directors;
  each of the Named Executive Officers; and
  all directors and officers as a group.

Ownership information is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares that the person has the right to acquire within 60 days of the date as of which the beneficial ownership determination is made. Applicable percentages are based upon 70,751,211 voting shares issued and outstanding as of June 4, 2012, and treating any shares that the holder has the right to acquire within sixty days as outstanding for purposes of computing their percent ownership. Unless otherwise noted, the address of the beneficial owner is c/o 8x8, Inc. 810 West Maude Avenue, Sunnyvale, CA 94085.

Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers & Directors(1):
Mansour Salame	1,633,154	2.2%
Guy L. Hecker, Jr.	1,044,574	1.4%
Bryan R. Martin	997,003	1.3%
Dan Weirich	934,000	1.2%
Huw Rees	662,098	*
Kim Niederman	319,497	*
Debbie Jo Severin	163,312	*
Eric Salzman	-	*
Vikram Verma	-	*
All officers and directors as a group (9 persons)	6,261,733	7.6%
5% Stockholders:
Archon Capital Management LLC(2)	4,546,400	6.0%

_____________

*    Less than 1%

(1)

Includes the following number of shares of options that were exercisable: Mr. Martin, 625,000; Mr. Weirich, 775,000; Mr. Niederman, 141,000; Mr. Rees, 527,000; Major General Hecker, 546,000; and all directors and officers as a group, 2,614,000.

(2)

This information is based solely on Schedule 13G filed with the SEC by Archon Capital Management LLC on February 14, 2012 reporting share ownership as of December 31, 2011. The principal business address of Archon Capital Management LLC is 1301 Fifth Avenue, Suite 3008, Seattle, Washington 98101.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

To be considered for inclusion in our proxy statement relating to the 2013 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 must be received a reasonable time before the date we make available our proxy materials for the 2013 Annual Meeting of Stockholders, but in no event later than March 7, 2013.

For any other business to be properly submitted by a stockholder for the 2013 Annual Meeting of Stockholders, the stockholder must give us timely notice in writing. To be considered timely for the 2013 Annual Meeting of Stockholders, such stockholder's notice must be delivered to or mailed and received by the Secretary of the Company not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. All stockholder proposals should be addressed to the attention of our Secretary at our principal office and contain the information required by our bylaws and applicable SEC rules.

OTHER MATTERS

Our Board knows of no other matters to be presented for stockholder action at the 2012 Annual Meeting. However, if other matters do properly come before the 2012 Annual Meeting or any adjournments or postponements thereof, our Board intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

BY ORDER OF THE BOARD

Sunnyvale, CA June 22, 2012	Bryan R. Martin Chairman and Chief Executive Officer

APPENDIX A

8x8, Inc.

2012 Equity Incentive Plan

1.    Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company's business through the grant of Awards of or pertaining to shares of the Company's Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.    Definitions

As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1   Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to a Stock Right, that as of the time of reference the Stock Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals or other business objectives shall be deemed to have been met as to some or all of the Units.

2.2   Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3   Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.4   Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.5   Board means the Company's Board of Directors.

2.6   Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.7   Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence "Committee" shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.8   Company means 8x8, Inc., a corporation organized under the laws of the state of Delaware.

2.9   Corporate Transaction means any (1) merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) sale or exchange of all of the Stock of the Company for cash, securities or other property, (3) sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more other persons in a single transaction or series of related transactions or (4) liquidation or dissolution of the Company; except, in the case of clauses (1) and (2), for a transaction the principal purpose of which is to change the state in which the Company is incorporated.

2.10   Effective Date means the earlier of the date the Plan is approved by the Board or the date the Plan is approved by the stockholders of the Company.

2.11   Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.12   Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

2.13   Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is: (a) the closing price for the Stock as reported on the NASDAQ Global Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported; or (b) if the Stock is not traded on a national securities exchange but is traded over-the-counter, the closing or last price of the Stock on the composite tape or other comparable reporting system on that date or, if such date is not a trading day, the last market trading day prior to such date.

2.14   Nonstatutory Option means any Option that is not an Incentive Option.

2.15   Option means an option to purchase shares of Stock.

2.16   Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.17   Participant means any holder of an outstanding Award under the Plan.

2.18   Performance Criteria and Performance Goals have the meanings given such terms in Section 7.7(f).

2.19   Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant's right to, and the payment of, a Performance Unit.

2.20   Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.21   Plan means this 2012 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.22   Qualified Performance-Based Awards means Awards to persons who are or become covered employees within the meaning of Section 162(m) of the Code and which are intended to or at grant would qualify as "performance-based compensation" under Section 162(m) of the Code.

2.23   Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.24   Restricted Stock Unit means a right to receive Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.25   Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.26   Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.27   Stock means common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.28   Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.29   Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.30   Stock Right means an Award in the form of an Option or a Stock Appreciation Right.

2.31   Stockholders' Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including, but not limited to, voting rights).

2.32   Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.    Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the Effective Date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Any Awards granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval.

4.    Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan, nor the number of shares of Stock issued pursuant to or subject to outstanding Incentive Options, exceed 4,100,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock and, without limiting the generality of the foregoing:

(a) if any Option or Stock-settled Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value as a means of effecting a forfeiture, the shares of Stock not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan;

(b) if any Option is exercised by delivering previously owned shares of Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Stock issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan; and

(c) any shares of Stock either tendered or withheld in satisfaction of tax withholding obligations of the Company or an Affiliate shall again be available for issuance under the Plan.

None of the foregoing provisions of this Section 4, including the adjustment provisions of Section 8, shall apply in determining the maximum number of shares of Stock issued pursuant to or subject to outstanding Incentive Options unless consistent with the provisions of Section 422 of the Code, however. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.    Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee's exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to: (a) interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it; (b) approve one or more forms of Award Agreement; (c) determine the initial terms and provisions of the respective Award Agreements (which need not be identical), including, without limitation, as applicable, (i) the exercise price of the Award, (ii) the method of payment for shares of Stock purchased upon the exercise of the Award, (iii) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (iv) the time of the expiration of the Award, (v) the effect of the Participant's termination of employment or other association with the Company on any of the foregoing, and (vi) all other terms, conditions and restrictions applicable to the Award or such shares not inconsistent with the terms of the Plan; (d) amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof; (e) accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant's termination of employment or other association with the Company; (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and (g) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.    Authorization of Grants

6.1   Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

6.2   General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including, but not limited to, any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3   Effect of Termination of Employment, Disability or Death.

(a) Termination of Employment. Unless the Committee shall provide otherwise with respect to any Award, if the Participant's employment or other association with the Company and its Affiliates ends for any reason other than by total disability or death, including because of an Affiliate ceasing to be an Affiliate, (a) any outstanding Stock Right of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award

Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of 90 days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant's return from leave, if ever.

(b) Disability of Participant. If a Participant's employment or other association with the Company and its Affiliates ends due to disability (as defined in Section 22(e)(3) of the Code), any outstanding Stock Right may be exercised at any time within six months following the date of termination of service, but only to the extent of the accrued right to exercise at the time of termination of service, subject to the condition that no Stock Right shall be exercised after its expiration in accordance with its terms.

(c) Death of Participant. In the event of the death during the period during which the Stock Right may be exercised, of a Participant who is at the time of his or her death an employee, director or consultant and whose services had not ceased or been terminated (as determined with regard to the second sentence of Section 6.3(a)) as such from the Grant Date until the date of death, the Stock Right of the Participant may be exercised at any time within six months following the date of death by such Participant's estate or by a person who acquired the right to exercise the Stock Right by bequest, inheritance or otherwise as a result of the Participant's death, but only to the extent of the accrued right to exercise at the time of death, subject to the condition that no Stock Right shall be exercised after its expiration in accordance with its terms.

6.4   Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant's legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, "family member" means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which the foregoing persons have more than 50 percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests. The events of termination of service of Section 6.3 hereof or in the Award Agreement shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent, and for the periods specified in the Award Agreement or Section 6.3, as applicable.

6.5   Code Limits on Grants of Qualified Performance-Based Awards. In no event shall the number of shares of Stock covered or referenced by either Options or Stock Appreciation Rights, or other Awards which are granted as Qualified Performance-Based Awards, to any one person in any one calendar year exceed 750,000 shares of Stock. These limitations shall not apply prior to the date required to apply under the regulations of the U.S. Department of Treasury promulgated under Section 162(m) of the Code, however. Solely for purposes of applying the limitations of this Section 6.5, if in effect, any shares of Stock subject to Options or Stock Appreciation Rights which are canceled (or deemed canceled, as a result of repricing described in applicable regulations of the U.S. Department of Treasury promulgated under Section 162(m) of the Code) shall nevertheless continue to be counted even after such cancellation (or deemed cancellation).

7.    Specific Terms of Awards

7.1   Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Stock may be acquired under each Nonstatutory Option shall the Market Value of Stock on the Grant Date, except as provided otherwise by the Committee upon the grant of the Nonstatutory Option.

(c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee's approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii) unless prohibited by applicable law, by delivery to the Company of the Optionee's executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved, or

(iv) by delivery of any other lawful means of consideration which the Committee may approve.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or book-entry authorization and instruction to the Company's transfer agent and registrar for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable. In its reasonable discretion, the Committee may suspend or halt Option exercises for such length of time as the Committee deems reasonably necessary under circumstances in which such suspension or halt is considered to be in the best interests of the Company.

(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2   Stock Appreciation Rights.

(a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c) Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Corporate Transaction may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Corporate Transaction or paid during the 30 day period immediately preceding the occurrence of the Corporate Transaction in any transaction reported in the stock market in which the Stock is normally traded.

7.3   Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of the 8x8, Inc. 2012 Equity Incentive Plan and an Award Agreement entered into by the registered owner and 8x8, Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid). The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.4   Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to one or more shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance, or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5   Performance Units.

(a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including, but not limited to, Performance Goals, shall have been achieved.

(b) Earning of Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.

(c) Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant's receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6   Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7   Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance- Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code applicable to "performance-based compensation."

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by the Committee. If not all of the members thereof qualify as "outside directors" within the meaning of Section 162(m) of the Code, however, all grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any reference in this Section 7.7 to the Committee shall mean any such subcommittee if required under the preceding sentence, and any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Discretion of Committee with Respect to Qualified Performance-Based Awards. Any form of Award permitted under the Plan, other than a Stock Grant, may be granted as a Qualified Performance-Based Award. Stock Rights may be granted as Qualified Performance-Based Awards in accordance with Section 7.1 or Section 7.2, as appropriate, except that the exercise price of any Option or Stock Appreciation Right intended to qualify as a Qualified Performance-Based Award shall in no event be less than the Market Value of the Stock on the date of grant, and may become exercisable based on continued service, on satisfaction of Performance Goals, or on a combination thereof. Each other Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals except as otherwise provided in this Section 7.7. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than 90 days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined for purposes of Section 162(m) of the Code) at the time established.

(d) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a Corporate Transaction that constitutes a change of control within the meaning of Section 162(m) of the Code, if the applicable Award Agreement so provides, even if payment under the Award following the occurrence of such an event would not constitute "performance-based compensation" under Section 162(m) of the Code. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion it deems such reduction or elimination is appropriate.

(e) Limitation on Adjustments for Certain Events. Subject to paragraph (d) above, no adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than "performance-based compensation" within the meaning of Section 162(m) of the Code.

(f) Definitions. For purposes of the Plan

(i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service.

(ii) Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant, including whether or to what extent there shall not be taken into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non- comparable items (A) as described in Accounting Standard Codification Section 225-20 (or its successor provisions), (B) as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company's results of operations or financial condition for a completed quarterly or annual fiscal period.

7.8   Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.    Adjustment Provisions

8.1   Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to the Effective Date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Stock Rights (without change in the aggregate exercise price as to which such Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including, but not limited to, an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee also may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3   Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Stock Right exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4   Corporate Transactions.

(a) Treatment of Awards in a Corporate Transaction. In a Corporate Transaction, the Committee, in its sole and absolute discretion, may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards:

(1) Assumption and Substitution. Provide that such Awards shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, by the acquiring or succeeding entity (or an affiliate thereof), and that any repurchase or other rights of the Company under each such Award shall inure to the benefit of such acquiring or succeeding entity (or affiliate thereof).

(2) Termination, Forfeiture and Reacquisition. Upon written notice to the holders, provide that:

(A) any unexercised Stock Rights shall terminate immediately prior to the consummation of the Corporate Transaction unless exercised within a specified period following the date of such notice and that any Stock Rights not then exercisable will expire automatically upon consummation of the Corporate Transaction;

(B) any Restricted Stock Units shall terminate and be forfeited immediately prior to the consummation of the Corporate Transaction to the extent they are then subject to a Risk of Forfeiture; and/or

(C) any shares of Restricted Stock shall automatically be reacquired by the Corporation upon consummation of the Corporate Transaction at a price per share equal to the lesser of the Market Value of the Restricted Stock and the purchase price paid by the Participant.

(3) Acceleration of Vesting. Provide that:

(A) any and all Stock Rights not already exercisable in full shall Accelerate with respect to all or a portion of the shares for which such Stock Rights are not then exercisable prior to or upon the consummation of the Corporate Transaction; and/or

(B) any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals or other business objectives shall lapse upon consummation of the Corporate Transaction with respect to all or a portion of the Restricted Stock and Restricted Stock Units then subject to such Risk of Forfeiture.

(4) Achievement of Performance Goals. Provide that all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Corporate Transaction as to (i) none of, (ii) all of or (iii) a pro rata number of shares based on the assumed achievement of all relevant Performance Goals or other business objectives and the length of time within the Restriction Period or Performance Period which has elapsed prior to the Corporate Transaction. All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within 30 days following the effective date of the Corporate Transaction.

(5) Cash Payments to Holders of Stock Rights. Provide for cash payments, net of applicable tax withholdings, to be made to holders of Stock Rights equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to a Stock Right (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Stock Right, in exchange for the termination of such Stock Right; provided, that if the acquisition price does not exceed the exercise price of any such Stock Right, the Committee may cancel that Stock Right without the payment of any consideration therefore prior to or upon the Corporate Transaction. For this purpose, "acquisition price" means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Corporate Transaction.

(6) Conversion of Stock Rights Upon Liquidation or Dissolution. Provide that, in connection with a liquidation or dissolution of the Company, Stock Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(7) Any combination of the foregoing.

None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Corporate Transaction (or similar event), or (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges on which the Stock is listed. Nor shall any of the foregoing apply in the case of a Qualified Performance-Based Award except to the extent the foregoing would not interfere with the qualification of the grant of the Award under Section 162(m) of the Code.

(b) Assumption and Substitution of Awards. For purposes of Section 8.4(a)(1) above, an Award shall be considered assumed, or a substantially equivalent award shall be considered to have been provided in substitution therefor, if following consummation of the Corporate Transaction the Award is assumed and/or exchanged or replaced with another award issued by the acquiring or succeeding entity (or an affiliate thereof) that confers the right to purchase or receive the value of, for each share of Stock subject to the Award immediately prior to the consummation of the Corporate Transaction, the consideration (whether cash, securities or other property) received as a result of the Corporate Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Corporate Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of Award to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Corporate Transaction.

(c) Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including, but not limited to, the market value of other consideration received by holders of Stock in a Corporate Transaction and whether substantially equivalent awards have been substituted, shall be made by the Committee acting in its sole and absolute discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.    Settlement of Awards

9.1   In General. Awards of Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash or Stock, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

9.2   Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

9.3   Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders' Agreement, if any. In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders' Agreement, the provisions of the Stockholders' Agreement shall control except as required to fulfill the intention that any Incentive Option qualify as such, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

9.4   Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including, but not limited to, that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.5   Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the period not to exceed 180 days commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company's directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company's directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company's directors and officers.

9.6   Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 9.4 in addition to any other applicable restrictions under the Plan, the terms of the Award and if applicable under the Stockholders' Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

9.7   Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations. Participants may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

9.8   Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted under the Plan (including the exercise, settlement or exchange of an Award) are subject to and must comply with the certificate of incorporation and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

10.    Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.    Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

12.    Unfunded Status of Plan

The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Stock Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.    Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

14.    No Guarantee of Tax Consequences

Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including, but not limited to, that an Option granted as an Incentive Option has or will qualify as an "incentive stock option" within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply.

15.    Termination and Amendment of the Plan

15.1   Termination or Amendment of the Plan. Subject to the limitations contained in Section 15.3 below, including specifically the requirement of stockholder approval if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

15.2   Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 15.3 below, including specifically the requirement of stockholder approval if applicable, the Committee may at any time:

(a) amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;

(b) accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including, but not limited to, the exercise price of any Option); and

(c)(i) offer to buy out for a payment in cash or cash equivalents, or in exchange for another Award, any Award previously granted or (ii) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

15.3   Limitations on Amendments, Etc.

Without the approval of the Company's stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. Furthermore, except in connection with a Corporate Transaction, the terms of outstanding Stock Rights may not be amended to reduce their exercise price, nor may outstanding Stock Rights be cancelled in exchange for cash, Stock Rights with exercise prices that are less than the exercise prices of the original Stock Rights, or other Awards, without stockholder approval.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant's consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Corporate Transaction that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Corporate Transaction that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

16.    Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17.    Administrative Provisions

Nothing contained in the Plan shall require the issuance or delivery of certificates for any period during which the Company has elected to maintain or caused to be maintained the evidence of ownership of its shares of Stock, either generally or in the case of Stock acquired pursuant to Awards, by book entry, and all references herein to such actions or to certificates shall be interpreted accordingly in light of the systems maintained for that purpose. Furthermore, any reference herein to actions to be taken or notices (including of grants of Awards) to be provided in writing or pursuant to specific procedures may be satisfied by means of and pursuant to any electronic or automated voice response systems the Company may elect to establish for such purposes, either by itself or through the services of a third party, for the period such systems are in effect.

18.    Governing Law

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code and the Plan shall be governed, interpreted and enforced consistent with such intent. Neither the Committee nor the Company, nor any of its Affiliates or its or their officers, employees, agents, or representatives, shall have any liability or responsibility for any adverse federal, state or local tax consequences and penalty taxes which may result the grant or settlement of any Award on a basis contrary to the provisions of Section 409A of the Code or comparable provisions of any applicable state or local income tax laws. The Plan and all Award Agreements and actions taken thereunder otherwise shall be governed, interpreted and enforced in accordance with the laws of the state of California, without regard to the conflicts of laws principles thereof.

8x8, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1. Election of Directors:

	For	Withhold
01 - GUY L. HECKER, JR.	☐	☐
02 - BRYAN R. MARTIN	☐	☐
03 - MANSOUR SALAME	☐	☐
04 - ERIC SALZMAN	☐	☐
05 - VIKRAM VERMA	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 3 9 9 9 8 2

01HAKR

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

8x8, Inc.

Proxy — 8X8, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 24, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of 8x8, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Bryan R. Martin and Dan Weirich, and each of them, proxies and attorneys in fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the 2012 Annual Meeting of Stockholders of 8x8, Inc. to be held at the offices of the Company at 810 West Maude Avenue, Sunnyvale, California 94085 on Tuesday, July 24, 2012 at 2:00 p.m., PDT time, and at any adjournment or adjournments thereof, and to vote all shares of the Company's voting securities that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.